Exhibit 23.1

                               ARTHUR ANDERSEN LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


       We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 1998 (except with respect to the matter discussed in the third paragraph of Note 7, as to which the date is May 14, 1998), which appears on page F-1 of the Successories, Inc. Annual Report on Form 10-K for the periods ended January 31, 1998 and February 1, 1997.




Arthur Andersen LLP

Chicago, Illinois
August 31, 1998

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